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                                                              EXHIBIT 16


                                  July 2, 1966


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


     RE: RMH Teleservices, Inc.


     We were previously the principal accountant for RMH Teleservices, Inc. and, under the date of June 27, 1996, we reported on the balance sheet of RMH Teleservices, Inc. as of September 30, 1994 and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period then ended. In June 1996, our appointment as principal accountant was terminated. We have read RMH Teleservices, Inc.'s statements included under Information Concerning Independent Public Accountants as part of Form S-1 Registration Statement dated July 3, 1996 and we agree with such statements.


                                             /s/ Asher & Company, Ltd.
                                             --------------------------
                                             ASHER & COMPANY, Ltd.